SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           MORGAN STANLEY GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                       13-2838811
  (State of Incorporation or Organization)                 (IRS Employer
                                                         Identification No.)

     1251 AVENUE OF THE AMERICAS
         NEW YORK, NEW YORK                                    10020
   (Address of Principal Executive Offices)                 (Zip Code)

      If this Form relates to                If this Form relates to the
      the registration of a                  registration of a class of debt
      class of debt securities               securities and is to become
      and is effective upon                  effective simultaneously with
      filing pursuant to                     the effectiveness of a
      General Instruction                    concurrent registration
      A(c)(l) please check the               statement under the Securities
      following box.  [X]                    Act of 1933 pursuant to General
                                             Instruction A(c)(2) please check
                                             the following box.  [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered
     -------------------                    ------------------------------

   AMEX Hong Kong 30 Index Call             American Stock Exchange
   Warrants Expiring
   October __, 1997

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of class)

Item 1.  Description of the Registrant's Securities to be Registered.
         -----------------------------------------------------------

         The title of the class of securities to be registered hereunder is: "AMEX Hong Kong 30 Index Call Warrants Expiring October __, 1997" (individually, a "Warrant", and in the aggregate, the "Warrants"). A description of the Warrants is set forth under the caption "Description of the Warrants" in the prospectus included within the Registration Statement of the Company on Form S-3 (registration no. 33-51413) (the "Registration Statement"), as supplemented by the information under the caption "Description of the Warrants" in the registrant's preliminary prospectus supplement filed on September 21, 1995 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference. The description of the Warrants contained in the final prospectus supplement to be filed pursuant to Rule 424(b)(2) under the Act, which will contain the final terms and provisions of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

         The following documents are filed as exhibits hereto:

             4.1 Form of Warrant Agreement among the Company, Chemical Bank, as Warrant Agent, and Morgan Stanley & Co. Incorporated, as Determination Agent, dated as of October __, 1995.


                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MORGAN STANLEY GROUP INC.
                                       (Registrant)


Date:  October 2, 1995                 By:    /s/ PATRICIA A. KURTZ
                                          _____________________________
                                          Name: Patricia A. Kurtz
                                          Title: Assistant Secretary



                               INDEX TO EXHIBITS


Exhibit No.                                                Page No.
-----------                                                --------

   4.1           Form of Warrant Agreement among Morgan
                 Stanley Group Inc., Chemical Bank, as
                 Warrant Agent, and Morgan Stanley & Co.
                 Incorporated, as Determination Agent,
                 dated as of October __, 1995.